Exhibit 8.1

July 31, 2007                                       Mayer, Brown, Rowe & Maw LLP
                                                           71 South Wacker Drive
                                                    Chicago, Illinois 60606-4637

                                                         Main Tel (312) 782-0600
                                                         Main Fax (312) 701-7711
                                                          www.mayerbrownrowe.com

HSI Asset Securitization Corporation
452 Fifth Avenue, 10th Floor
New York, New York  10018

      Re: Mortgage Pass-Through Certificates, Series 2007-AR2

Ladies and Gentlemen:

      We have advised HSI Asset Securitization Corporation (the "Registrant") with respect to certain federal income tax aspects of the issuance of the Mortgage Pass-Through Certificates, Series 2007-AR2 (the "Certificates"), which will be issued pursuant to a Pooling and Servicing Agreement, dated as of July 1, 2007, as more particularly described in the prospectus, dated April 27, 2007 (the "Base Prospectus"), and the prospectus supplement, dated July 31, 2007 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), relating to such series, each forming a part of the Registration Statement on Form S-3 (File No. 333-140923) as filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on February 27, 2007, and declared effective on March 29, 2007 (the "Registration Statement"). Capitalized terms used but not defined herein have the meanings specified in the Prospectus.

      The description of selected federal income tax consequences to holders of the Certificates that appears under the heading "Federal Income Tax Consequences" in the Base Prospectus and in the Prospectus Supplement does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion such description is accurate in all material respects to the extent it relates to matters of law or legal conclusions with respect thereto. In addition, we adopt and confirm the statements in the description identified as the opinion of special United States federal tax counsel.

  Berlin Brussels Charlotte Chicago Cologne Frankfurt Hong Kong Houston London
              Los Angeles New York Palo Alto Paris Washington, D.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.


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HSI Asset Securitization Corporation
July 31, 2007
Page 2

      We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the legal capacity of all natural persons; and (e) the authenticity of oral or written statements and representations of public officials, officers and other representatives of the Registrant and others.

                            [SIGNATURE PAGE FOLLOWS]


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HSI Asset Securitization Corporation
July 31, 2007
Page 3

      We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

                                     Very truly yours,

                                     /s/ Mayer, Brown, Rowe & Maw LLP
                                     --------------------------------
                                     MAYER, BROWN, ROWE & MAW LLP

JPC/ATG